UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities exchange act of 1934 (Amendment No.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

PHH Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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IMPORTANT REMINDER TO VOTE YOUR PROXY

September 17, 2007

Dear Stockholder:

You recently received proxy materials for a special meeting of stockholders of PHH Corporation (“we,” “our,” “PHH” or the “Company”) to be held on September 26, 2007 starting at 10:00 a.m. local time, at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 15, 2007, by and among PHH, General Electric Capital Corporation (“GECC”) and Jade Merger Sub, Inc., pursuant to which Jade Merger Sub, Inc. will merge with and into PHH. If you have not done so already, please take a moment right now to vote your shares to ensure that you are represented at this very important meeting.

We also wanted to update you on a recent development that could potentially affect the merger. As you may recall from our prior filings with the Securities and Exchange Commission (“SEC”), it is a condition to closing of the merger that Pearl Mortgage Acquisition 2 L.L.C. (“Pearl Acquisition”), the affiliate of The Blackstone Group to which the mortgage business is to be sold by GECC immediately following the closing of the merger, be ready, willing and able to consummate the mortgage business sale. On Friday, September 14, 2007, we received a copy of a letter sent that day to GECC by Pearl Acquisition stating that Pearl Acquisition had received from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (collectively, “J.P. Morgan”) and Lehman Commercial Paper Inc., Lehman Brothers Inc. and Lehman Brothers Commercial Bank (collectively, “Lehman”), the arrangers for Pearl Acquisition’s intended debt financing for the mortgage business sale under the debt commitment letter dated March 15, 2007, revised interpretations as to the availability of debt financing under the debt commitment letter. Pearl Acquisition stated in the letter that it believed that JP Morgan’s and Lehman’s revised interpretations could result in a shortfall of up to $750 million in available debt financing as compared to the amount of financing viewed as being committed at the signing of the merger agreement. Pearl Acquisition stated in the letter that it believes that the revised interpretations were inconsistent with the terms of the debt commitment letter and intends to continue its efforts to obtain the debt financing contemplated by the debt commitment letter as well as to explore the availability of alternative debt financing. Pearl Acquisition further stated in the letter that it is not optimistic at this time that its efforts will be successful and there can be no assurances that these efforts will be successful or that all of the conditions to closing the merger will be satisfied.

We have advised GECC that we expect it to fulfill its obligations under the merger agreement. Notwithstanding this recent development, we intend to proceed with the special meeting of stockholders and to continue to seek to satisfy our conditions to closing the merger; although, there can be no assurances that all of the conditions to closing will be satisfied or that the merger will close by the end of the year, if at all.

PHH’s board of directors, after consideration of a variety of factors, including the unanimous recommendation of a special committee of independent non-employee directors, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of our stockholders and approved the merger agreement, and the transactions contemplated by the merger agreement, including the merger. PHH’s board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and the merger.

In addition, independent proxy advisory firms, Institutional Shareholder Services, Inc. and Glass Lewis & Co. have recommended a vote “FOR” the merger.

*PLEASE VOTE YOUR SHARES TODAY*

Your vote is very important.  The merger agreement and the merger must be approved by the affirmative vote of the holders of at least a majority of our common stock outstanding on the record date and entitled to vote at the special meeting. More information about the merger is contained in the proxy statement filed by PHH with the SEC. We encourage you to read the proxy statement in its entirety, because it describes the terms of the merger, the documents related to the merger and related transactions, and provides specific information about the special meeting.

If the merger agreement is approved and the merger is consummated, you will be entitled to receive $31.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock owned by you. PHH’s board of directors believes that the all-cash fixed consideration for the merger of $31.50 per share offers stockholders the greatest certainty of value. This consideration represents:

•	an 11.7% premium over the closing price of PHH’s common stock on March 14, 2007, the trading day prior to the date that PHH announced the merger,

•	an 18.0% premium over the average closing price of PHH’s common stock for the period from the Company’s Spin-Off from Cendant Corporation (now known as Avis Budget Group, Inc.) on February 1, 2005 through March 14, 2007, and

•	a 57.5% premium over the trading price of PHH’s common stock immediately after its Spin-Off from Cendant Corporation (now known as Avis Budget Group, Inc.) on February 1, 2005.

We expect that the mortgage industry will remain increasingly competitive through 2008 as excess origination capacity and lower origination volumes put pressure on production margins. Based on home sale trends so far in 2007, we expect that home sales volumes and purchase originations will decrease or remain flat through 2008.

The merger agreement represents the culmination of a competitive sales process following a comprehensive review of the strategic alternatives available to the Company. The competitive sales process was undertaken over a period of almost twelve months, involving a broad selection of 49 potential strategic and financial bidders. During the final round of bidding, GECC group’s bid increased from a price of $30.80 per share to $31.50 per share and the final remaining bidder did not submit a bid, but indicated that if it were to submit a final bid, its proposed price would be in the range of $30.00 to $31.00 per share.

In evaluating the merger agreement and the merger, PHH’s board of directors and special committee received two fairness opinions, one from each of its financial advisors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Gleacher Partners LLC. Merrill Lynch and Gleacher Partners determined that, as of the date of their respective opinions and based upon and subject to the assumptions, qualifications and limitations set forth in their respective opinions, the merger consideration is fair from a financial point of view to the holders of PHH’s common stock.

Please complete, sign, and return the proxy card in the enclosed prepaid return envelope, or if you prefer, follow the instructions on your proxy card for telephonic or Internet proxy authorization, as soon as possible. Please note that the proxy card that accompanied the proxy statement mailed to the stockholders of the Company with the notice of meeting dated August 24, 2007 remains valid. If you previously submitted a validly executed proxy card for the special meeting, which proxy has not been subsequently revoked, and you were a holder of record as of the close of business on August 16, 2007, your vote will be recorded as indicated on your proxy card.

If you sign, date and send us your proxy but do not indicate how you want to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement and the merger and “FOR” the proposal to grant discretionary authority to each of the proxy holders to adjourn or postpone the special meeting.

Our board of directors appreciates your time and attention in considering the merger agreement and merger and related proposal. Thank you in advance for your cooperation and continued support.

Sincerely,
A. B. Krongard
Non-Executive Chairman of the Board

Terence W. Edwards
President and Chief Executive Officer

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER

In connection with the proposed merger, PHH has filed a definitive proxy statement and other materials with the SEC. We encourage you to read the proxy statement in its entirety because it describes the terms of the merger, the documents related to the merger and related transactions and provides specific information about the special meeting. You may obtain a free copy of the proxy statement and other materials filed by PHH at the SEC’s website at http://www.sec.gov. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of the proxy statement, the proxy card or voting instructions, please call Nancy Kyle, Vice President of Investor Relations at (856) 917-4268 or Georgeson, our proxy solicitor, toll-free at (888) 605-7538.

If you have questions or need assistance in voting your shares, please call:

17 State Street, 10th Floor
New York, NY 10004
(888) 605-7538 (Toll Free)

Banks and Brokerage Firms please call:
(212) 440-9800

PROXY

PHH CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHH CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 26, 2007.

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of PHH Corporation ("PHH") and the accompanying Proxy Statement to be held on September 26, 2007 starting at 10:00 a.m., eastern daylight time, at PHH's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) appoints Clair M. Raubenstine and Ronald O. Whitford, Jr., and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of PHH that the undersigned would be entitled to cast if personally present at the special meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the special meeting, all in accordance with, and as described in, the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

The Board of Directors recommends (1) a vote "FOR" the proposal to approve the merger of Jade Merger Sub, Inc., an indirect wholly owned subsidiary of General Electric Capital Corporation, with and into PHH Corporation pursuant to the Agreement and Plan of Merger (the "merger agreement"), dated as of March 15, 2007, by and among PHH Corporation, General Electric Capital Corporation and Jade Merger Sub, Inc., and (2) a vote "FOR" the proposal to grant discretionary authority to each of the proxy holders named on the reverse side of this proxy card to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

PHH CORPORATION

Mark Here for Address Change or Comments ☐
PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL NO.1 AND "FOR" THE APPROVAL OF PROPOSAL NO. 2. YOUR SHARES WILL BE VOTED AS SPECIFIED BELOW. IF A SIGNED CARD IS RECEIVED WITH NO SPECIFICATION MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

Vote on Proposals

	FOR	AGAINST	ABSTAIN
1. Proposal to approve the merger of Jade Merger Sub, Inc., an indirect wholly owned subsidiary of General Electric Capital Corporation, with and into PHH Corporation pursuant to the Agreement and Plan of Merger (the "merger agreement"), dated as of March 15, 2007, by and among PHH Corporation, General Electric Capital Corporation and Jade Merger Sub, Inc., attached to the proxy statement as Annex A, as more fully described in the accompanying proxy statement and the merger agreement.	☐	☐	☐
2. Proposal to grant discretionary authority to each of the proxy holders named on the reverse side of this proxy card to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHH CORPORATION.

Signature ____________________ Signature ____________________ Date ____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/phh Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	**OR**	**1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Proxy Statement on the internet at www.phh.com